Business Consulting Agreement

This Business Consulting Agreement (the "Agreement") is entered into July 22, 2004 by and between:

Farhad Novian
1801 Century Park East, Suite 1201
Los Angeles, CA 90067
("Consultant")

And

Davi Skin, Inc.
301 North Canon Drive, Suite 328,
Beverly Hills, CA 90210
("Company")

WITNESSETH

WHEREAS, Consultant provides legal services relating to the Company’s intellectual property and employment matters; and

WHEREAS, Company desires to be assured of the services of the Consultant in order to avail itself to the Consultant’s experience, skills, knowledge and abilities. Company is therefore willing to engage the Consultant and the Consultant agrees to be engages upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Consulting Services: Effective as of July 22, 2004, Company hereby engages and Consultant hereby accepts the engagement to become a consultant to
        Company and to render such advice, consultation, information and services to Company including (a) legal services related to the Company’s intellectual property and employment matters, and (b) such other managerial assistance as Company shall deem necessary or appropriate for Company’s business.

2.     Payment: In consideration for entering into this agreement, Company agrees to irrevocably issue to the Consultant 100,000 shares of the Company’s common stock and options to purchase an additional 50,000 shares of the Company’s common stock at $0.50 per share upon the execution of this agreement.

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3.     Expenses: Company shall reimburse Consultant for all pre-approved travel and other expenses incurred. Consultant shall provide receipts and vouchers to
        Company for all expenses for which reimbursement is claimed.

4.     Registration: As soon as practical following the issuance of the shares required as payment herein, the Company shall take all reasonable steps to register the shares issued with the Securities and Exchange Commission. Notwithstanding this provision, the Company shall not be responsible in the event such shares shall not be accepted for registration or such registration is delayed for any reason.

5.     Invoices: All pre-approved invoices for services provided to Company and expenses incurred by Consultant in connection therewith shall be payable in full within ten (10) days of the date of such invoice.

6.     Personnel: Consultant shall be an independent contractor and no personnel utilized by Consultant in providing service hereunder shall be deemed an employee of Company. Moreover, neither Consultant nor any other such person shall be empowered hereunder to act on behalf of Company. Consultant shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf on Company, whether pursuant to any social security, unemployment insurance, worker’s compensation law or other federal, state or local law now in force and effect hereafter enacted.

7.     Term and Termination: The term of this Agreement shall be effective on July 22, 2004 and shall continue in effect for a period of three (3) years thereafter.
        This Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. The Company may cancel this Agreement on five (5) days notice, at which time no further obligations will be due from either party.

8.     Non-Assignability: The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall insure to the benefit of the parties and their successors.

9.     Confidentiality: Consultant acknowledges and agrees that confidential and valuable information proprietary to Company and obtained during its engagement by Company, shall not be, directly or indirectly, disclosed without the prior express written consent of Company, unless and until such information is otherwise known to the public generally. All such confidential information provided to Consultant by Company shall clearly and conspicuously be marked with the word "Confidential."

10.   Limited Liability: Neither Consultant nor any of his employees, officers or directors shall be liable for consequential or incidental damages of any kind to
        Company that

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         may arise out of or in connection with any services performed by Consultant hereunder.

11.    Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflicts of law principles thereof or actual domicile parties.

12.    Notice: Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal
         Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

13.    Miscellaneous: No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of the Agreement shall be binding unless executed in writing and agreed upon by all parties. The Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof.

14.    Counterparts: This Agreement may be executed in counterparts and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the first date written above.

         IN WITNESS WHEREOF, Company and Consultant have duly executed this Agreement as of the day and year first above written.

Davi Skin, Inc.                                                                                              Consultant

/s/ Parrish Medley                                                                                         /s/ Farhad Novian
By: Parrish Medley, CEO                                                                              Farhad Novian

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